UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan

On May 26, 2016, Engility Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment and restatement of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (the “Equity Plan” and, as amended, the “Amended Plan”). The Amended Plan was approved by the Company’s Board of Directors (the “Board”) in March 2016, subject to shareholder approval.

The material amendments in the Amended Plan include the following:

•	The Amended Plan increases the number of shares of common stock authorized for issuance under the Equity Plan such that the maximum number of shares of common stock that may be issued in respect of awards granted under the Amended Plan after May 26, 2016 is 4,000,000, minus any shares of common stock subject to awards granted after May 1, 2016 under the Equity Plan.

•	The Amended Plan imposes a $500,000 limit on the total compensation that can be awarded to any non-employee director in any given calendar year, except in extraordinary circumstances.

•	The Amended Plan expands the list of potential performance-based criteria to increase the flexibility of the Compensation Committee of the Board (or a subcommittee thereof) to design performance-based awards aligned with the Company’s business and strategy.

•	The Amended Plan allows for performance-based awards to be denominated in cash and imposes a $5,000,000 limit on the cash value of such cash-denominated performance-based awards that may be granted during any calendar year.

•	The Amended Plan revises the definition of “Change in Control” to clarify that directors who assume office in connection with a proxy contest will not be considered “Continuing Directors”.

The above description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Approval of the Engility Holdings, Inc. Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders also approved the Engility Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). A description of the material terms and conditions of the ESPP is set forth on pages 75-78 of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2016 (the “Proxy Statement”) and is incorporated herein by reference. The description of the ESPP incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held the Annual Meeting at the Ritz Carlton Hotel in McLean, Virginia. A total of 35,980,637 shares of the Company’s common stock, out of a total of 36,730,711 shares of the Company’s common stock outstanding and entitled to vote, were present in person or represented by proxies. Each of the proposals is described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Election of Directors

The following directors were elected to the Company’s Board of Directors to serve as directors until the Company’s 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
William G. Tobin	33,801,037	380,201	1,799,399
Darryll J. Pines	33,802,572	378,666	1,799,399
David M. Kerko	29,506,449	4,674,789	1,799,399
Steven A. Denning	28,906,806	5,274,432	1,799,399

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,862,830	64,451	53,356	N/A

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,245,922	830,998	104,318	1,799,399

Proposal 4 – Approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan

The Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,576,244	531,321	73,673	1,799,399

Proposal 5 – Approval of the Engility Holdings, Inc. Employee Stock Purchase Plan

The Engility Holdings, Inc. Employee Stock Purchase Plan was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,904,514	235,977	40,747	1,799,399

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan

10.2	Engility Holdings, Inc. Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: June 2, 2016	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Corporate Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan

10.2	Engility Holdings, Inc. Employee Stock Purchase Plan